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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 22, 2001 included in Registration Statement File No. 333-90965, 333-94317, 333-31240, 333-38828, 333-38834, 333-39440, 333-48460, 333-48464, 333-54566 and
333-54568. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                        ARTHUR ANDERSEN LLP


San Jose, California
March 30, 2001